Exhibit 23.3
[Letterhead of Guan Teng Law Firm]
CHINA TECHFAITH WIRELESS COMMUNICATION TECHNOLOGY LIMITED
Building 1, No. 13, Yong Chang North Road
Beijing Economic-Technological Development Area (Yi Zhuang)
Beijing 100176, People’s Republic of China

RE: CHINA TECHFAITH WIRELESS COMMUNICATION TECHNOLOGY LIMITED
Dear Sirs/Madams,
We have acted as legal advisors as to the laws of the People’s Republic of China to China TechFaith Wireless Communication Technology Limited, an exempted limited liability company incorporated in the Cayman Islands (the “Company”), in connection with the Company’s filing of a Form F-3 (the “Form F-3”) with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the proposed sale from time to time of up to 78,814,628 of the Company’s ordinary shares, par value US$0.00002 per share, represented by 5,254,309 American Depositary Shares.
We hereby consent to the references to our firm under the heading “Enforceability of Civil Liabilities” and elsewhere in the Form F-3.
In giving this consent we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.
[Signature page to follow]

Sincerely,
/s/ Guan Teng Law Firm
Guan Teng Law Firm
Date: September 30, 2010

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